UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2009

SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16493	94-2951005
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 236-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02(e) Compensatory Arrangements of Certain Officers.
Sybase, Inc. (the “Company”) has previously entered into change of control agreements with certain executive officers. These agreements are described in the “Employment and Change of Control Agreements” section of the Proxy Statement the Company filed with the Securities and Exchange Commission (“SEC”) on March 18, 2009 and forms of the change of control agreements were filed with the SEC in a Form 8-K on December 20, 2007. The change of control agreements for most of the Company’s executive officers include “double trigger” provisions under which benefits will not be paid unless there is both a change in control of the Company and within 18 months following the change in control, the executive’s employment terminates under certain conditions.
The change in control agreements for three of the Company’s executive officers contain “single trigger” provisions which will result in the benefits being paid upon the completion of a change in control whether or not the executive’s employment is terminated. These agreements were originally entered into on July 15, 1997 with John Chen, the Company’s CEO and President, on July 10, 2001 with Marty Beard, the former Vice President of Corporate Development and Marketing and the current President of Sybase 365, and on July 10, 2001 with Daniel Carl, the Company’s General Counsel.
The Company’s Board of Directors has determined that it will use its best efforts to negotiate with the three executives who have “single trigger” change in control agreements in order to amend or modify these agreements to remove the “single trigger” provisions within the next 24 months. The Company’s Board of Directors has committed not to enter into any employment or change of control agreements which contain “single trigger” provisions in the future with Company executives.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: March 31, 2009	By:	/s/ Dan Cohen
		Name:	Dan Cohen
		Title:	Corporate Counsel and Assistant Secretary

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